                                                                 EXHIBIT (12)(A)
                            FIRST UNION CORPORATION
                          COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                  YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                                            1993         1992         1991         1990         1989
EXCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing operations....................   $1,220,781      581,203      419,801      327,360      441,663
Fixed charges, excluding capitalized interest...............      517,742      456,867      698,898      982,086      890,200
(A.) Earnings...............................................   $1,738,523    1,038,070    1,118,699    1,309,446    1,331,863
Interest, excluding interest on deposits....................   $  467,181      405,297      652,393      949,046      865,413
One-third of rents..........................................       50,561       51,570       46,505       33,040       24,787
Capitalized interest........................................          285          381        2,326        3,144        2,507
(B.) Fixed charges..........................................   $  518,027      457,248      701,224      985,230      892,707
Consolidated ratios of earnings to fixed charges, excluding
  interest on deposits (A./B.)..............................         3.36X        2.27         1.60         1.33         1.49
INCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing operations....................   $1,220,781      581,203      419,801      327,360      441,663
Fixed charges, excluding capitalized interest...............    1,841,000    2,072,538    2,789,501    3,127,374    2,728,410
(C.) Earnings...............................................   $3,061,781    2,653,741    3,209,302    3,454,734    3,170,073
Interest, including interest on deposits....................   $1,790,439    2,020,968    2,742,996    3,094,334    2,703,623
One-third of rents..........................................       50,561       51,570       46,505       33,040       24,787
Capitalized interest........................................          285          381        2,326        3,144        2,507
(D.) Fixed charges..........................................   $1,841,285    2,072,919    2,791,827    3,130,518    2,730,917
Consolidated ratios of earnings to fixed charges, including
  interest on deposits (C./D.)..............................         1.66X        1.28         1.15         1.10         1.16